Exhibit 10.3

AMENDMENT NO. 1 TO THE TAX RECEIVABLE AGREEMENT

This AMENDMENT NO. 1 TO THE TAX RECEIVABLE AGREEMENT (this “Amendment”), by and between PowerSchool Holdings, Inc., a Delaware corporation (the “Corporation”), and the TRA Holders party hereto, shall be effective as of the Effective Date (as defined below). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Tax Receivable Agreement (as defined below).

WHEREAS, the Corporation, PowerSchool Holdings LLC (f/k/a Severin Holdings, LLC), a Delaware limited liability company, the TRA Holders party thereto, Vista Blocker I, Onex Blocker, Vista Blocker II and the Agent entered into that certain Tax Receivable Agreement, dated as of July 27, 2021 (as may be amended, supplemented or otherwise modified from time to time and together with the annexes, exhibits and schedules attached thereto, the “Tax Receivable Agreement”);

WHEREAS, pursuant to Section 7.7 of the Tax Receivable Agreement, the Tax Receivable Agreement may be amended or waived if such amendment or waiver is approved in writing by each of (i) the Corporation, (ii) TRA Holders who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders under the Tax Receivable Agreement if the Corporation had exercised its right of Early Termination on the date of the of the most recent Exchange prior to such amendment or waiver (excluding all payments made to any TRA Holder pursuant to the Tax Receivable Agreement since the date of such most recent Exchange), (iii) if greater than 20% of the aggregate amount of Early Termination Payments would be payable to affiliates of the Onex Representative, the Onex Representative and (iv) if greater than 20% of the aggregate amount of Early Termination Payments would be payable to affiliates of the Agent, the Agent (collectively, the “Requisite Signatories”);

WHEREAS, the Special Committee (as defined in the Merger Agreement (as defined below)) has, among other things, (i) determined that it is fair to and in the best interests of the Corporation and its stockholders to enter into this Amendment and (ii) resolved to recommend that the Board approve this Amendment;

WHEREAS, the Board, acting upon the recommendation of the Special Committee, has, among other things, (i) determined that it is fair to and in the best interests of the Corporation and its stockholders to enter into this Amendment and for the Company to perform its obligations contemplated hereunder in accordance with the terms hereof and (ii) approved the execution and delivery of this Amendment by the Corporation;

WHEREAS, the Audit Committee of the Board has reviewed this Amendment in accordance with the Related Party Transactions Policy of the Corporation and has (i) determined that it is fair to and in the best interests of the Company and its stockholders to enter into this Amendment and (ii) approved the execution and delivery of this Amendment by the Corporation; and

WHEREAS, the Corporation, the TRA Holders party hereto, the Onex Representative and the Agent wish to amend and modify the Tax Receivable Agreement as set forth herein.

NOW, THEREFORE, the Corporation, the TRA Holders party hereto, the Onex Representative and the Agent agree as follows:

1. Amendment. The following is hereby added at the end of Section 4.2 of the Tax Receivable Agreement:

“Notwithstanding the foregoing or anything elsewhere in this Agreement, this Agreement shall automatically terminate upon the Effective Time (as defined in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 6, 2024, by and among BCPE Polymath Buyer, Inc., a Delaware corporation, BCPE Polymath Merger Sub, Inc., a Delaware corporation, and the Corporation, as may be amended from time to time pursuant to its terms (the “Qualifying Change of Control”)) without the taking of any further action by the Corporation or any other Person; provided, that the Amendment (as defined below) and the provisions thereof and, in each case, any Person’s rights or obligations thereunder shall expressly survive termination of this Agreement. Upon the Effective Time, no Early Termination Payment or Tax Benefit Payment shall be made to any TRA Holder pursuant to this Agreement. For purposes of this Agreement, the “Amendment” shall mean that certain Amendment No. 1 to the Tax Receivable Agreement, dated as of June 6, 2024, by and among the Corporation and the TRA Holders party thereto, as amended, supplemented or otherwise modified from time to time and together with the annexes, schedules and exhibits thereto.”

2. Waiver of Tax Benefit Payments. The TRA Holders party hereto, the Onex Representative and the Agent hereby waive, on behalf of all TRA Holders, any and all right to any and all Tax Benefit Payments, together with any other payments by, and all obligations and liabilities of, the Corporation, and interest on any of the foregoing, in respect of amounts (i) payable to the TRA Holders as of the date hereof, including the Tax Benefit Payments in respect of the Taxable Years ended December 31, 2021 and December 31, 2022 or (ii) that may become payable to the TRA Holders on or after the date hereof (including upon the consummation of the Qualifying Change of Control), in each case, pursuant to the Tax Receivable Agreement. From and after the date of this Amendment, notwithstanding anything to the contrary in the Tax Receivable Agreement, the Corporation shall not make any payments, or otherwise be liable for any obligations, pursuant to the Tax Receivable Agreement, including, for the avoidance of doubt, any amounts payable, or liabilities or obligations due, pursuant to the Tax Receivable Agreement in connection with a Change of Control or the Transactions (as defined in the Merger Agreement) or any other provision of Article IV of the Tax Receivable Agreement, and all rights to any and all payments by, and all obligations and liabilities of, the Corporation under the Tax Receivable Agreement, be and hereby are waived and extinguished in their entirety.

3. Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”). In the event that the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Qualifying Change of Control, (i) this Amendment shall be void and shall have no further force and effect, (ii) the Tax Receivable Agreement shall be deemed not to have been amended hereby and (iii) any Tax Benefit Payments that would have been payable to the TRA Holders pursuant to the Tax Receivable Agreement, but for the waiver set forth in Section 2 of this Amendment, shall thereafter become payable to such TRA Holders in accordance with the terms of the Tax Receivable Agreement.

4. Effect of Amendment and Waiver. This Amendment shall not constitute an amendment, waiver or modification of any other provision of the Tax Receivable Agreement not expressly referred to in Section 1 or Section 2 of this Amendment. Except as specifically modified, amended or waived hereby, the Tax Receivable Agreement shall remain unchanged and in full force and effect. References in the Tax Receivable Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof’ and words of similar import shall refer to the Tax Receivable Agreement as amended hereby, and references to the date of the Tax Receivable Agreement, and references to the “date hereof’, “the date of this Agreement” or words of similar meaning in the Tax Receivable Agreement, shall continue to refer to July 27, 2021.

5. Representations and Warranties. Each of the parties hereto represents and warrants to the other parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

a.

Authorization of Transaction. Such party has all requisite power and authority (corporate or otherwise) to execute and deliver this Amendment, to effectuate the waivers, suspensions and terminations contemplated by Sections 1 and 2 hereof, and to perform its obligations hereunder. The execution and delivery by such party of this Amendment and the performance by such party of this Amendment and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such party. This Amendment has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

b.

Non-contravention. Neither the execution and delivery by such party of this Amendment, nor the consummation by such party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such party, (ii) require on the part of such party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of its properties or assets.

c.

No Additional Representations. Such party acknowledges that no Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Corporation furnished or made available to such party and its representatives in connection with entering into this Amendment except as expressly set forth in this Amendment, the Tax Receivable Agreement, the Merger Agreement or the other documents entered into in connection with the transactions contemplated by the Merger Agreement.

6. Third Party Beneficiary. The parties hereto agree that Parent is an express third-party beneficiary of this Amendment and this Amendment is enforceable by Parent in all respects. No provision of this Amendment may be amended, waived, modified or terminated unless such amendment is approved in writing by each of the Board (or any Person(s) to whom the Board has delegated such authority) and Parent.

7. Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Corporation, as may be necessary, advisable or appropriate to carry out the intent and purposes of this Amendment.

8. Entire Agreement. This Amendment constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

9. Miscellaneous. The provisions of Sections 7.1 (Notices), 7.2 (Counterparts), 7.4 (Governing Law), 7.5 (Severability), 7.6 (Successors; Assignment), 7.7 (Amendments; Waivers), 7.8 (Titles and Subtitles), 7.10 (Consent to Jurisdiction), 7.11 (Waiver of Jury Trial) and 7.14 (Confidentiality) of the Tax Receivable Agreement are incorporated herein by reference, mutatis mutandis, and shall be binding upon the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of June 6, 2024.

POWERSCHOOL HOLDINGS, INC.

By:	/s/ Hardeep Gulati
Name: Hardeep Gulati
Title: Chief Executive Officer

SEVERIN TOPCO, LLC (Series 1),
in its capacity as a TRA Holder and as the Agent

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

SEVERIN TOPCO, LLC (Series 2),
in its capacity as a TRA Holder and as the Agent

By:	/s/ Robert F. Smith
Name Robert F. Smith
Title: Director

VISTA EQUITY PARTNERS FUND VI, L.P.

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

[Signature Page to Amendment to TRA]

VISTA EQUITY PARTNERS FUND VI-A, L.P.

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

VEPF VI FAF, L.P.

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

PINNACLE HOLDINGS I L.P.

By: Pinnacle Holdings I GP Inc.
Its: General Partner

By:	/s/ Laurence Goldberg
Name: Laurence Goldberg
Title: Vice President

ONEX POWERSCHOOL LP

By: Onex American Holdings GP LLC
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

[Signature Page to Amendment to TRA]

ONEX PARTNERS IV SELECT LP

By: Onex Partners IV GP LLC
Its: General Partner

By:	/s/ Joshua Hausman
Name Joshua Hausman
Title: Director

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX PARTNERS IV LP,
in its capacity as a TRA Holder and as the Onex Representative

By: Onex Partners IV GP LP
Its: General Partner

By: Onex Partners IV GP Limited
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX PARTNERS IV GP LP

By: Onex Partners IV GP Limited
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

[Signature Page to Amendment to TRA]

ONEX PARTNERS IV PV LP,

By: Onex Partners IV GP LP
Its: General Partner

By: Onex Partners IV GP Limited
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

[Signature Page to Amendment to TRA]